United States

Securities and Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report: July 16, 2021

International Seaways, Inc.

(Exact name of registrant as specified in charter)

Republic of the Marshall Islands	1-37836-1	98-0467117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Third Avenue, 39th Floor, New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 578-1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (no par value)	INSW	New York Stock Exchange
8.5% Senior Notes due 2023	INSW - PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note

Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of March 30, 2021, by and among International Seaways, Inc., a Republic of the Marshall Islands corporation (the “Company”), Diamond S Shipping Inc., a Republic of the Marshall Islands corporation (“Diamond S”), and Dispatch Transaction Sub, Inc., a Republic of the Marshall Islands corporation and wholly-owned subsidiary of INSW (“Merger Sub”), Merger Sub merged with and into Diamond S (the “Merger”), with Diamond S surviving such merger as a wholly owned subsidiary of the Company. The Merger became effective on July 16, 2021 (the “Effective Time”).

Item 1.01 Entry into Material Definitive Agreements.

On July 14, 2021, in connection with the consummation of the Merger, the Company entered into that certain letter agreement with Mr. Craig H. Stevenson, Jr. (the “Letter Agreement”). The Letter Agreement provides that during the period from July 14, 2021, until the earlier of 6 months following such date and the date of termination of such engagement, in addition to serving as a director, Mr. Stevenson will provide services to the Company as special advisor to the Chief Executive Officer of the Company. During the advisory period, Mr. Stevenson will be paid a total consulting fee equal to $500,000, paid in equal monthly installments, subject to reduction in the case of certain termination of services prior to the expiration of such six-month period.

The foregoing description of the Letter Agreement is qualified in its entirety by the full text of the Letter Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described above, on July 16, 2021, Merger Sub merged with and into Diamond S. As a result of the Merger, Diamond S became a wholly owned subsidiary of the Company. Immediately following the Effective Time, the Company contributed all of the outstanding stock of Diamond S to International Seaways Operating Corporation, a direct wholly-owned subsidiary of the Company.

At the Effective Time, each common share of Diamond S (the “Diamond S Common Shares”) issued and outstanding immediately prior to the Effective Time (excluding Diamond S Common Shares owned by Diamond S, the Company, Merger Sub or any of their respective direct or indirect wholly-owned subsidiaries) were cancelled in exchange for the right to receive 0.55375 of a share of common stock of the Company (the “INSW Common Stock”) and any cash payable in respect of fractional shares. The Diamond S restricted stock units and restricted stock that were not vested as of the Effective Time did not vest as a result of the Merger and were assumed by the Company and converted into restricted stock units or restricted shares with respect to INSW Common Stock, on the same general terms and conditions under the applicable Diamond S plans and award agreements in effect immediately prior to the Effective Time, after giving effect to the exchange ratio and appropriate adjustments to reflect the consummation of the Merger.

The foregoing description of the Merger does not purport to be complete and is subject to, and qualified in its entirety, by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 6, 2021, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 27, 2021, the Company entered into Amendment and Restatement Agreements with (i) Diamond S, Nordea Bank Abp, New York Branch, as Administrative Agent, and the lenders constituting the Required Lenders under that certain credit agreement of Diamond S first dated as of March 27, 2019 (the “$360 Million Credit Agreement”) in order to amend and restate Diamond S’s $360 Million Credit Agreement (as amended and restated, the “Amended and Restated $360 Million Credit Agreement”) and (ii) Diamond S, Nordea Bank Abp, New York Branch, as Administrative Agent, and the lenders constituting the Required Lenders under that certain credit agreement of Diamond S, first dated as of December 23, 2019 (the “$525 Million Credit Agreement”), in order to amend and restate Diamond S’s $525 Million Credit Agreement (as amended and restated, the “Amended and Restated $525 Million Credit Agreement” and together with the Amended and Restated $360 Million Credit Agreement, the “Amendment and Restatement Agreements”). In connection with the anticipated Merger, on May 27, 2021, the Company executed a guarantee of Diamond S’s obligations under each of the Amended and Restated $360 Million Credit Agreement and the Amended and Restated $525 Million Credit Agreement (the “INSW Guarantees”).

At the Effective Time, as a result of the consummation of the Merger, and following the payment by Diamond S of fees required to be paid to lenders under the Amendment and Restatement Agreements, the Amendment and Restatement Agreements and INSW Guarantees became effective.

The foregoing description of the Amendment and Restatement Agreements and INSW Guarantees does not purport to be complete and is subject to, and qualified in its entirety, by reference to the Amendment and Restatement Agreements and INSW Guarantees, which were attached as Exhibit 10.1 through 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2021, and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Merger Agreement provides that following the Effective Time, the Company will have a board of directors (the “Board”) consisting initially of ten (10) directors comprised of (i) a chairman, designated by the Company, (ii) six (6) additional directors, designated by the Company that are reasonably acceptable to Diamond S and (iii) three (3) additional directors, designated by Diamond S that are reasonably acceptable to the Company.

Resignation of Director

Effective as of the Effective Time, as contemplated by the Merger Agreement to permit three directors designated by Diamond S to serve on the Board, Mr. Ty E. Wallach resigned as a member of the Board. Mr. Wallach was a member of the Human Resources and Compensation committee of the Board. In connection with his resignation from the Board, the Board approved the accelerated vesting of his 5,035 shares of restricted INSW Common Stock.

Appointment of Directors

As contemplated by the Merger Agreement, the Board voted to expand the size of the Board from eight members to ten members. The three vacancies created by the resignation of Mr. Wallach and the expansion of the Board were filled by the Board with Mr. Stevenson, Alexandra K. Blankenship and Nadim Qureshi, the three directors designated by Diamond S in accordance with the Merger Agreement. Each of Mr. Stevenson, Ms. Blankenship and Mr. Qureshi was a director of Diamond S immediately prior to the Effective Time and will serve as a member of the Board until the Company’s 2022 annual meeting of stockholders or until his or her earlier death, resignation or removal.

Each of Mr. Stevenson, Ms. Blankenship and Mr. Qureshi will be compensated in accordance with the director compensation program as described in the Company’s definitive Proxy Statement filed with the SEC on May 5, 2021, the description of which is incorporated herein by reference (reduced on an appropriate pro rata basis with respect to service in 2021). In addition, Mr. Stevenson will be paid a total consulting fee equal to $500,000, paid in six equal monthly installments, for his service as special advisor to the Chief Executive Officer of the Company pursuant to the Letter Agreement described in Item 1.01 above. In connection with joining the Board, it is expected that Mr. Stevenson, Ms. Blankenship and Mr. Qureshi will enter into customary indemnification agreements with the Company.

As required by the Merger Agreement, it is expected that one of Ms. Blankenship and Mr. Qureshi will serve on each committee of the Board, subject to applicable law and the rules and regulations of the New York Stock Exchange. Mr. Stevenson, as he is not independent, will not be permitted to sit on any of the Company’s fully independent board Committees. The Board has not yet determined the changes to the composition of its committees.

Item 7.01 Regulation FD Disclosure

On July 16, 2021, the Company issued a press release announcing the completion of the Merger. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 30, 2021, by and among the Company, Diamond S and Merger Sub (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on April 6, 2021)

10.1	Letter Agreement, dated July 14, 2021, by and between the Company and Mr. Craig H. Stevenson, Jr.

10.2	Amendment and Restatement Agreement dated as of May 27, 2021 by and among the Company, Diamond S, Nordea Bank Abp, New York Branch, as Administrative Agent, and certain of the lenders constituting the Required Lenders under the $360 Million Credit Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2021)

10.3	Guaranty Agreement relating to the Amended and Restated $360 Million Credit Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2021)

10.4	Amendment and Restatement Agreement dated as of May 27, 2021 by and among the Company, Diamond S, Nordea Bank Abp, New York Branch, as Administrative Agent, and certain of the lenders constituting the Required Lenders under the $525 Million Credit Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2021)

10.5	Guaranty Agreement relating to the Amended and Restated $525 Million Credit Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2021)

99.1	Press Release, dated July 16, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SEAWAYS, INC.

By:	/s/ James D. Small III
Name:	James D. Small III
Title:	Chief Administrative Officer, Senior Vice President, Secretary and General Counsel

Date: July 16, 2021